Exhibit 99.1

BECKLEY PSYTECH LIMITED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

FOR THE SIX MONTHS ENDED June 30, 2025

Beckley Psytech Limited

Interim Condensed Consolidated Statement of Comprehensive Loss
For the six months ended June 30, 2025 and 2024
(Unaudited)

	Notes	2025	2024
		£’000s	£’000s
Operating expenses:
General and administrative		(5,219)	(4,182)
Research and development		(11,406)	(11,988)
Loss on contingent consideration	6	(14,121)	(3,105)
Operating Loss		(30,746)	(19,275)
Interest income		76	550
Interest expense		(84)	-
Gain on revaluation of warrants	6	6,765	7,485
Other non-operating income		6,757	8,035
Loss before income taxes		(23,989)	(11,240)
Income tax benefit	2	3,896	3,762
Loss for the period		(20,093)	(7,478)
Items that may be reclassified to profit and loss
Exchange difference on translation of foreign operations		(167)	(16)
Total comprehensive loss for the period		(20,260)	(7,494)

The accompanying notes form part of these unaudited interim condensed consolidated financial statements.

Beckley Psytech Limited

Interim Condensed Consolidated Statement of Financial Position

		June 30,	December 31,
	Notes	2025	2024
		£’000s	£’000s
		(Unaudited)
Assets
Non-Current assets
Property, plant and equipment		75	84
Intangible assets	7	48,478	48,478
Other receivables		2,287	1,910
Total Non-Current Assets		50,840	50,472

Current assets
Other receivables	3	1,065	10,087
Tax receivables		8,705	10,582
Cash and cash equivalents		1,622	5,082
Total current assets		11,392	25,751
Total assets		62,232	76,223

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Trade and other payables	4	3,608	3,357
Contingent consideration	6	13,232	3,503
Total Current liabilities		16,840	6,860

Non-Current Liabilities
Contingent consideration	6	5,973	1,581
Deferred tax liability		-	1,666
Warrants	6	318	7,083
Total Non-Current Liabilities		6,291	10,330
Total liabilities		23,131	17,190

Net assets		39,101	59,033

Issued capital and reserves
Share capital		10	10
Share premium		95,656	95,656
Merger Reserve		31,988	31,988
Cumulative Translation Adjustment		(562)	(395)
Accumulated deficit		(87,991)	(68,226)
Total equity		39,101	59,033

Beckley Psytech Limited

Interim Condensed Consolidated Statement of Changes in Equity
(Unaudited)
For the six months ended June 30, 2025, and 2024

	Note	Share Capital	Share premium	Merger reserve	Cumulative Translation Adjustment	Accumulated deficit	Total equity
		£’000s	£’000s	£’000s	£’000s	£’000s	£’000s
At January 1, 2024		8	75,569	22,208	(370)	(41,159)	56,256
Loss for the period		-	-	-	-	(7,478)	(7,478)
Exchange difference on translation foreign operations		-	-	-	(16)	-	(16)
Total comprehensive loss for the period		-	-	-	(16)	(7,478)	(7,494)
Issuance of Share Capital		2	20,334	9,780	-	(5,935)	24,181
Transaction costs		-	(247)	-	-	-	(247)
Share-based payment expense		-	-	-	-	795	795
At June 30, 2024		10	95,656	31,988	(386)	(53,777)	73,491

At January 1, 2025		10	95,656	31,988	(395)	(68,226)	59,033
Loss for the period		-	-	-	-	(20,093)	(20,093)
Exchange difference on translation foreign operations		-	-	-	(167)	-	(167)
Total comprehensive loss for the period		-	-	-	(167)	(20,093)	(20,260)
Share-based payment expense		-	-	-	-	328	328
At June 30, 2025		10	95,656	31,988	(562)	(87,991)	39,101

The accompanying notes form part of these unaudited interim condensed consolidated financial statements.

Beckley Psytech Limited

Interim Condensed Consolidated Statement of Cash Flows
(Unaudited)
For the six months ended June 30, 2025 and 2024

		2025	2024
	Notes	£’000s	£’000s
Cash flows from operating activities
Loss before income taxes		(23,989)	(11,240)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation expense		9	11
Amortisation expense		-	4
Share based payment charge		328	795
Interest income		(76)	(550)
Interest expense		84	-
Loss on contingent consideration	6	14,121	3,105
Revaluation of warrants	6	(6,765)	(7,485)
Movements in working capital:
Decrease/(increase) in trade and other receivables		9,981	(11,860)
(Decrease) in trade and other payables		(1,413)	(4)
Cash generated from/(used in) operations:
Interest income received		398	330
Interest paid		(84)	-
Income tax received		4,119	-
Net cash used in operating activities		(3,287)	(26,894)

Cash flows from investing activities
Purchase of property, plant and equipment		(6)	(28)
Net cash used in investing activities		(6)	(28)

Cash flows from financing activities
Proceeds from short term loan		1,539	-
Repayment of short term loan		(1,539)	-
Proceeds from issuance of ordinary shares and warrants		-	31,560
Transaction costs on issue of ordinary shares		-	(247)
Net cash generated from financing activities		-	31,313
Net (decrease)/increase in cash and cash equivalents		(3,293)	4,391
Effect of exchange rate changes		(167)	(16)
Cash and cash equivalents at the beginning of period		5,082	5,494
Cash and cash equivalents at the end of the period		1,622	9,869

The accompanying notes form part of these unaudited interim condensed consolidated financial statements.

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)

1.	Material accounting policies

General information

Beckley Psytech Limited comprises of Beckley Psytech Limited (the “Company”), Eleusis Ltd (“Eleusis”) and other subsidiaries together referred to as the “Group”, The Company is a private company, limited by shares and is incorporated and domiciled in United Kingdom.  The Company's registered office is at Beckley Park, Beckley, Oxford, England OX3 9SY.

On June 2, 2025, Atai Life Sciences N.V (Atai) entered into a Share Purchase Agreement with the Company and certain other parties thereto, pursuant to which Atai  agreed to acquire from the shareholders of the Company the entire issued share capital of Beckley Psytech not already owned by Atai (the “Acquisition”). The closing of the acquisition is expected to be completed in the second half of 2025. Upon completion of the acquisition, Beckley Psytech and its subsidiaries will be a wholly owned subsidiary of Atai.

Prior to the acquisition, the Group intends to spin off Eleusis and its subsidiaries by way of a dividend in specie of all of the issued shares in Eleusis such that the Group’s existing shareholders shall each receive a pro-rata equity holding in Eleusis.

Basis of preparation

The unaudited interim condensed consolidated financial statements for the six months ended June 30, 2025 have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the consolidated financial statements as at December 31, 2024.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Company’s annual consolidated financial statements for the year ended December 31, 2024. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

The Company has identified a change to IFRS listed below that has been announced but is not yet effective that may have a material impact on the Company’s consolidated financial statements. The impact of this updated IFRS standard has not yet been quantified. Other changes to IFRS are not relevant or do not have a material impact on the Company.

- Amendments to IFRS 18, Presentation and Disclosure in Financial Statements, effective January 1, 2027

The Company’s functional and presentational currency is Pound Sterling (“GBP” or £), rounded to the nearest £1,000.

Going concern basis

Management has prepared a cash flow forecast for the Group and has considered the ability for the Group to continue as a going concern for the foreseeable future, being at least 12 months after approving these financial statements. The Group is currently in the research and development phase and has invested heavily in research and development to date. The Group is not currently generating revenue and has incurred net losses and net cash outflows from operating activities since inception.

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
As of June 30, 2025, the Group had £1.6 million of cash and cash equivalents on hand. Based on the cash and cash equivalents on hand as at the date this report is available for issue, the directors forecast that without additional financing, current existing resources will not be sufficient to fund its ongoing operations for at least 12 months after approving these financial statements.

On June 2, 2025, Atai entered into a Share Purchase Agreement (as may be amended from time to time, the “Share Purchase Agreement”), providing that Atai will acquire from the shareholders of Beckley Psytech (the “Sellers”) the entire issued share capital of Beckley Psytech not already owned by Atai (the “Acquisition”). Atai is a NASDAQ listed company which already owns 33.6% of the Company. The Acquisition is conditional solely on the approval of Atai shareholders at a General Meeting to be held in the final quarter of 2025. The board of Atai has previously approved the Acquisition, and the directors consider it likely that the Acquisition will close within the going concern period and have visibility to the plans, strategy and funding of the Group under Atai's prospective ownership. On August 13, 2025, Atai and Beckley Psytech entered into a senior promissory note (the “Promissory Note”), pursuant to which Atai would advance an aggregate principal amount of up to $10.0 million to Beckley Psytech to be used for the achievement of certain development milestones of BPL-003. The full $10.0 million was received by the Company on August 15, 2025. The Promissory Note bears interest at a rate equal to the lesser of 12% per annum and the highest rate permitted by applicable law.

Management’s cash flow forecast for the Group taking account of the current cash position, inclusive of the $10 million received in August from the Promissory Note, and the R&D tax credits expected to be received under the normal operations of the business in the final quarter of the year, extend the Group's cash runway for at least 12 months beyond the date these consolidated financial statements are available to be issued, which is the date of approval, however this would also require a significant reduction in cash spend in the short term and prior to the end of the year.

Accordingly, the directors have prepared the Interim Condensed Consolidated Financial Statements on a going concern basis due to the fact that it is the expectation of the directors that the Acquisition will conclude and additional financing required will  be provided by Atai, that R&D tax credits are expected to be received under the normal operations of the business, and cash spend will be significantly reduced within the going concern period.

 However, there is no guarantee that the Acquisition will conclude and that Atai will provide adequate financing to the Group following the closing of the transaction, nor that other additional funding or the R&D tax credits will be received in time to enact the business plan. The inability to close the Acquisition or obtain additional funding by some other means, a delay in the receipt of R&D tax credits or a delay or inability to implement a reduction in cash spend could impact the Group’s financial condition and ability to pursue its business strategies, including being required to delay, reduce or eliminate some of its research and development programs, or result in the Group  being unable to meet their obligations as they fall due or continue operations. This represents a material uncertainty that may cast significant doubt about the Group’s ability to continue as a going concern. These financial statements do not include the adjustments that would result if the Group and Company were unable to continue as a going concern.

Critical Accounting Judgements and Estimates

The preparation of these interim condensed consolidated financial statements requires management to make judgements and estimates that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company's future results of operations will be affected.

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
Following the announcement of the Acquisition, the significant estimates below have materially changed from those used at December 31, 2024. (see note 6)

The most significant estimates in the Company’s interim condensed consolidated financial statements relate to:

•	The share price estimate as this drives the change in value of the contingent consideration and the fair value of share options issued (see notes 6).

•	The estimated equity value of the Company as this drives the fair value of the warrant instrument (see note 6).

•	The future costs and revenue associated with the Eleusis clinical trials as this drives the potential impairment of the In-Process Research & Development (“IPR&D”).

•	The likelihood of the Acquisition being completed, as this drives the value of the warrant instrument (see note 6)

The most significant judgement in the Company’s interim condensed consolidated financial statements relates to the spin off of Eleusis. As noted above, the Group intends to spin off Eleusis and its subsidiaries by way of a dividend in specie of all of the issued shares in Eleusis such that the Group’s existing shareholders shall each receive a pro-rata equity holding in Eleusis.

The Group has determined that Eleusis does not meet the criteria to be classified as a discontinued operation at the reporting date, as it is dependent on gaining substantive Company shareholder approval, which it has not yet obtained.

2.	Income tax benefit

During the six months ended June 30, 2025, the Company recorded an income tax benefit of £3.9 million. The income tax benefit is primarily related to the tax credits that the Company receives for the research and development that the company is involved in, as well as the recognition of the deferred tax asset of Beckley Psytech. The company recorded a tax benefit of £3.8 million during the six months ended June 30, 2024.

Following the acquisition of Eleusis Holdings Limited, deferred tax assets in respect of the losses incurred by the Company have been recognised to the extent that they will offset the deferred tax liability recognised on acquisition.

For accounting periods starting on or after April 1, 2024, the SME regime has been replaced by the enhanced R&D intensive support scheme (ERIS) and the merged scheme R&D expenditure credit (RDEC). The company expects to be eligible for the ERIS, which has the same beneficial cash rebate. For R&D intensive, loss making companies, this remains a direct cash credit.

3.	Other receivables

The breakdown of current other receivables is:

	June 2025	December 2024
	£’000s	£’000s
Escrow Account	-	8,314
Prepayments	951	1,752
Other receivables	114	21
Total other receivables	1,065	10,087

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
Prepayments consist of amounts paid in advance for clinical trials that are expected to be utilised within 12 months.

The carrying value of other receivables are a reasonable approximation of their fair value.

Money held in escrow is held in USD and relates to the investment by Atai. The activity of the money held in escrow is summarised below

	$’000s	£’000
Balance at December 31, 2024	10,405	8,314
Interest earnt through the period	52	41
Foreign exchange loss	-	(260)
Drawdown of balance	(10,457)	(8,095)
Balance at June 30, 2025	-	-

The balance was drawn down by the Company on April 1, 2025 per the terms of the Escrow agreement.

Non current other receivables relate to a non-interest bearing long term loan to Andala Medical Texas, a medical clinic managed by the Group.

4.	Trade and other payables

Trade payables are non-interest bearing and are normally settled in 30 to 60 days.

Included in the total accruals is £0.9 million (2024 – £1.1 million) related to Clinical Research Organisations accruals for The Company.

The carrying amounts of trade and other payables classified as financial liabilities held at amortised cost are a reasonable approximation of their fair values.

5.	Related party transactions

The shareholder Atai holds 33.64% of the shares in the Company and is able to appoint 3 board members.

On January 3, 2024, the Company issued 24,096,385 Series C shares for a total subscription amount of $40 million to Atai. $25 million was received in cash with $15 million held in Escrow.  The Company withdrew $5 million in cash on October 18, 2024 with the remaining balance including interest of $10.5 million (£8.1 million) fully drawn down by the Company on April 1, 2025.

Key management personnel compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including the Directors of the Company.

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
	June 2025	June 2024
	£’000s	£’000s
Directors’ fees	566	571
Short-term employee benefits	138	137
Post-employment benefits	12	12
Total key management personnel compensation	716	720

During the six months ended June 30, 2025, nil share options were granted to key management personnel (six months ended June 30, 2024 – 175,000) resulting in a charge of nil (six months ended June 30, 2024 - £0.02 million).

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
6.	Financial Instruments

	June 2025	December 2024
	£’000s	£’000s
Financial assets at amortised cost
Cash and cash equivalents	1,622	5,082
Escrow account	-	8,314
Current other receivables	114	-
Non-current other receivables	2,287	1,910

Financial liabilities measured at amortised cost
Trade and other payables	3,608	3,357

Financial liabilities at fair value through profit or loss
Contingent consideration	19,205	5,084
Warrants	318	7,083

The company classified the following financial liabilities at fair value through profit or loss (FVPL):

-	Contingent consideration in relation to the purchase of Eleusis.

-	Warrants in relation to the investment by Atai.

During the six months ended June 30, 2025 and June 30, 2024, the following gains/(losses) were recognised in profit or loss:

	June 2025	June 2024
	£’000s	£’000	s
Fair value (losses) on contingent consideration	(14,121)	(3,105)
Fair value gains on warrants	6,765	7,485

Fair value measurements

The Company is required to classify all assets and liabilities, measured at fair value, using a three-level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly;

Level 3: Unobservable inputs for the asset or liability.

Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

The fair value of assets and liabilities classified as level 3 is determined by the use of valuation models. These include the use of observable inputs that require significant adjustments based on unobservable inputs.

The Company measures the contingent consideration associated with the purchase of Eleusis Holdings Limited and the warrants in relation to the investment by Atai, at fair value, which is at level 3 on the fair value hierarchy.

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
No other financial statement accounts are measured at fair value as their carrying amounts approximate fair value. The following table provides the fair values measurement hierarchy of the Company’s liabilities.

There were no transfers between level 1, level 2 and level 3 liabilities during the six months ended June 30, 2025 or December 31, 2024.

Changes in level 3 items for the six months ended June 30, 2025 and June 30, 2024

	Contingent consideration	Warrants	Total
	£’000s	£’000s	£’000s
At January 1, 2024	5,436	-	5,436
Initial recognition of Warrants	-	11,224	11,224
Losses recognised in profit or loss	3,105	-	3,105
Issuance of shares	(3,846)	-	(3,846)
(Gain) on revaluation of Warrants	-	(7,485)	(7,485)
Closing balance June 30, 2024	4,695	3,739	8,434

At January 1, 2025	5,084	7,083	12,167
(Gain) on revaluation of Warrants	-	(6,765)	(6,765)
Losses recognised in profit or loss	14,121	-	14,121
Closing balance June 30, 2025	19,205	318	19,523

Warrants

On January 3, 2024, in conjunction with the subscription agreement with Atai the Company issued warrants to Atai expiring on the later of the first anniversary of the date of completion of Beckley’s phase 2b study in respect of BPL-003 or January 3, 2027. These warrants are for the issuance of 24,096,385 Series C Shares, or such number of Series C Shares as immediately after their issuance would, together with all shares held by Atai in the issued share capital of Beckley, represent less than 50% of the Company. The exercise price is USD$2.158 per share (the “Warrant Agreement”).

During the exercise period, the Warrant Agreement contains provisions to adjust the number of Series C Shares upon the achievement of certain milestones linked to the contingent consideration (the “Eleusis Warrant Shares”). The issuance of Eleusis Warrant Shares will mitigate potential dilution resulting from the issuance of additional equity shares (to the previous owners of Eleusis) in accordance with the contingent consideration related to the purchase of Eleusis. The exercise price for the Eleusis Warrant Shares is USD $1.66 per share. As of June 30, 2025, no warrants have been exercised.

The warrants are classified as derivative instruments and have been recognised as a liability, with changes in fair value recognised in profit and loss. The value of the warrants has been determined using an Option Pricing Model Framework. The key assumptions used in the measurement of the fair values at reporting dates are as follows:

	June 30, 2025	December 31, 2024
Equity value ($)	122,000,000	90,595,247
Risk free rate	3.71%	4.25%
Dividend yield	0.00%	0.00%
Time to maturity	1	1.5
Volatility	95.8%	152.5%
FV warrants ($2.518)	0.05	0.26
FV warrants ($1.66)	0.08	0.31
Probability of achieving milestones before warrant expiry
Milestone 2	90%	90%
Milestone 3	0%	0%
Probability of warrants being exercised	10%	100%

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
Gains on warrants recognised in profit or loss in the six months ended June 30, 2025 consist of the unrealised gain of the revaluation of fair value and likelihood of issue (£6.8 million).

The equity value was determined based on historical information which gives an indication of the value of a private company in need of funding and at a similar stage of development.

As of June 30, 2025, the warrants held by Atai are considered to have a reduced fair value of £0.3 million due to the high probability that Atai will proceed with the acquisition of the Company. This fair value at June 30, 2025, reflects the likelihood (90% probability) that the underlying shares will not be issued as the transaction is anticipated to close. A ten-percentage point decrease in the probability of the transaction close (i.e. 80% probability) would increase the fair value of the warrants by £0.3 million. The fair value of the warrants may change significantly upon resolution of the Acquisition. Should the Acquisition complete, under the terms of the SPA the warrants will be extinguished.

Contingent consideration

Loss on contingent consideration recognised in profit of loss in the six months ended June 30, 2025 consists of the unrealised loss on the revaluation of share price (£14.1 million).This is driven by the increase in the share price following the announcement of the Acquisition, which has been updated to reflect the indicative value as determined by the acquisition agreement as at June 30, 2025.

Upon the achievement of certain milestones, the former Eleusis shareholders will receive further shares in Beckley. The contingent consideration is therefore calculated as the number of shares expected to be issued multiplied by the current share price of Beckley.

Sensitivities

The Company reviews the likelihood of success of achieving each milestone and remeasures the contingent consideration using probability adjusted shares.

The Company reviews the change in fair value of the share price and remeasures the contingent consideration.

The significant unobservable inputs used in the fair value measurements categorised within Level 3 of the fair value hierarchies of June 30, 2025 are shown below:

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
Financial Instrument	Valuation technique	Significant unobservable inputs	Range/Point estimate (weighted average)	Sensitivity of the input to the fair value

Contingent Consideration	Expected probability	Probability of achieving Milestone 2	06/30/25: 90%
A 10 percentage point increase in the probability of achieving milestone 2 would increase the fair value of the contingent consideration by £1.5 million. A 10 percentage decrease in the probability of achieving milestone 2 would decrease the fair value of the contingent consideration by £1.5 million.

	Expected probability	Probability of achieving Milestone 3	06/30/25: 36%
A 7 percentage point increase in the probability of achieving milestone 3 would increase the fair value of the contingent consideration by £1.2 million. A 7 percentage point decrease in the probability of achieving milestone 3 would decrease the fair value of the contingent consideration by £1.2 million.

		Fair value of share price	06/30/25: £2.69
A 7% appreciation in the share price would increase the fair value of the contingent consideration by £1.3 million. A 7% depreciation in the share price would decrease the fair value of the contingent consideration by £1.3 million.

7.	Intangible assets

Intangible assets consists wholly of the In Process Research and Development associated with the Eleusis CGU.

The recoverable amount of indefinite life intangible assets associated with the Eleusis CGU is determined as the higher of its fair value less cost of disposal and its value in use. The key assumptions used to determine the recoverable amount for the Eleusis CGU are disclosed in the annual consolidated financial statements for the year ended December 31, 2024.

As part of the Acquisition with Atai, the Group intends to spin off Eleusis and its subsidiaries by way of a dividend in specie of all of the issued shares in Eleusis such that the Group’s existing shareholders shall each receive a pro-rata equity holding in Eleusis. As a result of this potential spin off management performed an impairment test as at June 30, 2025 for the Eleusis CGU.

The projected cash flows were updated to reflect a delay in commercialisation of 12 months and increased operation costs, as a result of the potential of Eleusis being a standalone company following the likely spin off as well as lower annual price increase. The delay is driven by the time required to complete the spin off and the need for Eleusis to raise funding as a standalone company before commencing the trial.

All other assumptions remained consistent with those disclosed in the annual financial statements for the year ended 31 December 2024. As a result of this analysis, management did not identify an impairment for the Eleusis CGU.

Sensitivity to changes in assumptions

The significant estimates used in the impairment assessment are shown below:

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
	June 30, 2025	December 31, 2024
Probability of a successful Ph2a/b study	90%	90%
Cumulative probability of a successful Ph3	36%	36%
Cumulative probability of FDA approval	18%	18%
Cumulative probability of commercialisation	15%	15%
Discount rate	18%	18%
Revenue Expectations *

*There are a number of significant assumptions underpinning managements expectation of future revenue including:

- the anticipated target patient population, (specifically the size of the US population suffering with treatment resistant depression and moderate depressive disorder)

- the annual price achievable on commercialisation based on expectations of pricing from competitors, discounts available and proposed treatment regime; and

-  the market share that can be achieved across the treatment lines.

The estimates that have the biggest impact on the value in use are:

-	Probability of commercialisation. A decrease of 1% would give rise to an impairment of £4.3 million
-	Discount rate. An increase of 0.5% would give rise to an impairment of £3.1 million
-	Time to commercialisation. A further delay of one year to would give rise to an impairment of £7.0 million
-	Annual revenue. A 3% decrease in annual revenue would give rise to an impairment of £1.6 million

Beckley Psytech Limited

Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited)
8.	Events after the reporting period

On July 1, 2025, the Company announced the topline results of the BPL-003-201 Phase 2b study. The results showed that the study met its primary and all key secondary endpoints, and BPL-003 demonstrated rapid, robust and durable antidepressant effects with a single dose.

On August 13, 2025, Atai and Beckley Psytech entered into a senior promissory note (the “Promissory Note”), pursuant to which Atai would advance an aggregate principal amount of up to $10.0 million to Beckley Psytech to be used for the achievement of certain development milestones of BPL-003. The full $10.0 million was received by the Company on August 15, 2025. The Promissory Note bears interest at a rate equal to the lesser of 12% per annum and the highest rate permitted by applicable law. (See note 1)

Subsequent to the period end, management have been considering the strategic direction of the In Process Research and Development associated with the Eleusis CGU and focusing on an alternative indication. This decision could materially change the future cashflows and therefore the recoverable amount of the related intangible asset in future periods.